Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

FOR IMMEDIATE RELEASE

BioHiTech Global Sees Full Year 2019 Revenue Increasing 198% to $10 Million
as Its Martinsburg HEBioT Resource Recovery Facility Commences
Commercial Operation

CHESTNUT RIDGE, NY – April 2, 2019 – BioHiTech Global, Inc. ("BioHiTech" or the "Company") (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions estimates full year 2019 revenue increasing by 198% to $10 million as its Martinsburg HEBioT resource recovery facility (the “Martinsburg HEBioT Facility” or the “Facility” commences commercial operation.

As stated in its year-end earnings call, the Company estimates that revenue from its digester leasing and sales, management services, and new Facility operations, will reach $10 million in 2019, up from $3.3 million in 2018.

The Martinsburg HEBioT Facility is expected to receive and process up to 110,000 tons of municipal solid waste per year while diverting as much as 80% of what enters the facility from landfills. The Facility utilizes a patented high efficiency mechanical and biological treatment process (“HEBioT Process”) that produces an EPA recognized solid recovered fuel (“SRF”) that can be used as a partial replacement for coal in various applications. Revenue will be realized from tipping fees associated with the waste received, sale of SRF to end users, and the sale of recovered metals.

About the HEBioT Technology

In addition to our flagship location in Martinsburg, the HEBioT solid waste processing technology has been successfully deployed at seven facilities located throughout Europe that currently process in excess of 1 million tons of solid waste per year. The HEBioT process recovers almost 80% of municipal solid waste by integrating OEM sorting equipment with patented MBT (Mechanical Biological Treatment) technologies into a dedicated fully enclosed processing facility. The disposal of waste using this system is cost effective and results in a number of environmental benefits including:

•	A significant reduction in the amount of mixed municipal solid waste that ultimately is disposed of in landfills.

•	The recovery of bio-mass, plastics and other carbon materials.

•	The production of an EPA recognized, high calorific, solid recovered fuel to help reduce harmful emissions.

For a more detailed description of the HEBioT solid waste processing technology please view the following video https://www.youtube.com/watch?v=CHhfSrdkOmM.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste.   Our cost-effective technology solutions include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. Our unique solutions enable businesses and municipalities of all sizes to lower disposal costs while having a positive impact on the environment. When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. For more information, please visit www.biohitech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Without limiting the foregoing, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These statements are also based on many assumptions and estimates and are not guarantees of future performance. These statements are estimates, based on information available to management as of the date of this release, and is subject to further changes upon completion of the Company’s quarter and year-end closing procedures. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Further, the Company has only recently begun operations at its HEBioT Facility and there can be no assurance that the Company will be able to meet the projections contained in this release. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Rich Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com

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